EXHIBIT INDEX

EXHIBIT A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3

EXHIBIT B: Attachment to item 77q1:
           Exhibits
-------------------------------------------------------

EXHIBIT A:
Sub-Item 770:  Transactions effected pursuant to Rule 10f-3
10f-3 Transactions
 for the Period November 1, 1999 through April 30, 2000

INFORMATION PRESENTED IN THE FOLLOWING ORDER:
OFFERING
DATE
BROKER
PRICE

KERR MCGEE
2/7/00
Goldman
$50.00

UnitedParcel Service
11/9/99
WDR
$50.00

United Parcel Service
11/9/99
MS
$50.00

METLIFE
4/4/00
GOSA
$14.25


INFORMATION IN FOLLOWING ORDER:
SHARES/PAR
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER

34,900
0.4653%
0.4260%
CS First Boston

5,000
0.0046%
0.0369%
CS First Boston

23,400
0.0214%
0.1726%
CS First Boston

172,000
0.0851%
0.7838%
CS First Boston



EXHIBIT B:
Sub-Item 77Q1:  Exhibits
(a) Articles of Amendment dated December 2, 1999
(b) Not applicable
(c) Not applicable
(d) Not applicable
(e) Not applicable
(f) Not applicable
(g) Not applicable


                   ARTICLES OF AMENDMENT
                            OF
                 ARTICLES OF INCORPORATION
                            OF
          WARBURG, PINCUS GROWTH & INCOME FUND, INC.

HAL LIEBES and STUART J. COHEN, being Vice President and
Secretary and Assistant Secretary, respectively, of WARBURG, PINCUS GROWTH & INCOME FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:
FIRST: That the Board of Directors of the Corporation adopted the following resolution at a meeting duly held on October 26, 1999, authorizing the Corporation to change its name:
RESOLVED, that the name of the Maryland Corporation be, and hereby is, changed from "Warburg, Pincus Growth & Income Fund, Inc." to "Warburg, Pincus Value Fund, Inc." and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.
SECOND: That pursuant to the above resolution of the Board of Directors of the Corporation, effective as of January 1, 2000, the name of the Corporation listed below be, and hereby is, changed as follows:

Current Name: WARBURG, PINCUS GROWTH & INCOME FUND, INC.

Proposed Name: WARBURG, PINCUS VALUE FUND, INC.

THIRD: That the amendment is limited to a change expressly permitted by # 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.
IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: December 2, 1999
 /s/Hal Liebes

Hal Liebes
Vice President and Secretary

ATTEST:
/s/Stuart J. Cohen
Stuart J. Cohen
Assistant Secretary